EXHIBIT 10.1

FORM OF
RETENTION AGREEMENT

This Retention Agreement (“Agreement”) is between Southcross Energy Partners GP, LLC, a Delaware limited liability company (the "Company"), and _______________ (the "Employee") and is effective as of August 14, 2018 (the "Effective Date").
WHEREAS, Employee is employed as an at-will employee of Company;
WHEREAS, the parties desire to enter into this Agreement to provide an incentive for Employee to remain an employee of Company through December 31, 2018 (the "Retention Date");
NOW, THEREFORE, in consideration of the promises and mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties agree as follows:
1.    Definitions. The following terms when used herein shall have the meanings set forth below.
(a)"Affiliate" means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise

(b)"Cause" means, the Employee's (i) failure to satisfactorily perform Employee's material duties or to devote Employee's full time and effort to Employee's position; (ii) violation of any material Company policy that remains unremedied after reasonable notice to cure the violation; (iii) failure to follow lawful directives from the Company's Chief Executive Officer, the Company's Board of Directors, or Employee's direct supervisor, (iv) negligence or material misconduct; (v) dishonesty or fraud; or (vi) felony conviction.

(c)"Change of Control" means the first occurrence during the term of this Agreement of one of the following events: any Person that is not, at the time of the transaction, an Affiliate of Holdings, acquires (A) ownership of the partnership interests of Holdings that, together with partnership interests held by such Person, constitutes more than 50 percent of the total fair market value or total voting power of the partnership interests of Holdings or (B) assets from Holdings that have a total gross fair market value equal to more than 50 percent of the total gross fair market value of all of the assets of Holdings.

(d)"Code" means the Internal Revenue Code of 1986, as amended, including regulations and any other applicable guidance issued by the Secretary of the Treasury or the Internal Revenue Service with respect thereto.

(e)"Holdings" means Southcross Holdings LP, a Delaware limited partnership, and an indirect parent of the Company.

(f)"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof

EXHIBIT 10.1

(g)"Retention Payment" means an amount equal to $150,000.

(h)"Termination Date" means the date on which Employee's employment with the Company ends as a result of an involuntary termination by the Company without Cause.

2.    Retention Payment.
(a)Condition to Company's Obligation to Pay the Retention Payment. The Company's obligation to pay Employee the Retention Payment is subject to the condition that the Employee's employment shall not have terminated for any reason prior to the Retention Date (other than by reason of an involuntary termination by the Company without Cause).

(b)Timing of Retention Payment. Upon satisfaction of the condition set forth in Section 2(a), the Company shall pay Employee the Retention Payment on or before the 30th day following the first to occur of a Change of Control, the Termination Date or the Retention Date (the “Payment Date”).

(c)Form of Payment. The Retention Payment shall be paid in a lump sum cash payment, less withholding for applicable taxes.

3.    Section 409A. This Agreement is intended to be written, administered, interpreted and construed in a manner such that the Retention Payment provided under this Agreement shall not become subject to (a) the gross income inclusion set forth within Section 409A(a)(1)(A) of the Code or (b) the interest and additional tax set forth within Section 409A(a)(1)(B) of the Code (collectively, “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of Section 409A Penalties. Notwithstanding the foregoing provisions of this Agreement, the Company does not guarantee any particular tax result with respect to the Retention Payment, if any, payable hereunder.
4.    Not a Contract of Employment. This Agreement is not a contract of employment and does not guarantee Employee employment for any specified period of time.
5.    Confidentiality. Employee agrees that this Agreement and all discussions and negotiations concerning this Agreement and its terms shall be confidential and shall not be disclosed to anyone other than Employee's spouse and financial advisor and only after Employee has received assurances from such person(s) to abide by the terms of this Section 5. Employee acknowledges that the Company may have an obligation to file or disclose this Agreement to governmental agencies.
6.    Assignment. No interest of Employee under this Agreement, or any right to receive any payment or distribution hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against Employee, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings with respect to Employee.
7.    Amendment and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Employee and such officer as may be specifically designated by the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this

EXHIBIT 10.1

Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
8.    Choice of Law; Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas. Any dispute arising under or relating to this Agreement shall be resolved exclusively in Dallas County, Texas.
9.    Entire Agreement. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof. No term, provision or condition of this Agreement may be modified in any respect except by a writing executed by both of the parties hereto. No person has any authority to make any representation or promise not set forth in this Agreement. This Agreement has not been executed in reliance upon any representation or promise except those contained herein.
10.    Validity. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
11.    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
12.    Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city income or other taxes as shall be required pursuant to any law or government regulation or ruling.
13.    Unfunded nature of this Agreement. This Agreement is unfunded and to the extent Employee acquires a right to receive a Retention Payment from the Company, such right shall be no greater than the rights of an unsecured general creditor of the Company and Employee shall not have any rights in or against any specific assets of the Company.
14.    Notices. All notices required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by facsimile transmission, to the person who is to receive it at the address or facsimile number that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by facsimile transmission, when confirmation of transmission is received. The Company or Employee may change, at any time and from time to time, by written notice to the other, the address that it or Employee had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder shall be delivered or sent (i) to Employee at his or her address as set forth in the records of the Company, or (ii) to the Company at the principal executive offices of the Company clearly marked "Attention: Chief Executive Officer."
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EXHIBIT 10.1

IN WITNESS WHEREOF, Employee and the Company have executed this Agreement as of the Effective Date:

Southcross Energy Partners GP, LLC		Employee:

By:
David Biegler
Acting Chairman, President and CEO

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